INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


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Bradley Pharmaceuticals, Inc. and Subsidiaries


     Report of Independent Certified Public Accountants          F-2


     Consolidated Balance Sheets at December 31, 1999 and 1998   F-3


     Consolidated Statements of Income for the
     Years Ended December 31, 1999 and 1998                      F-5


     Consolidated Statement of Shareholders' Equity for the
     Years Ended December 31, 1999 and 1998                      F-6


     Consolidated Statements of Cash Flows for the
     Years Ended December 31, 1999 and 1998                      F-7


     Notes to Consolidated Financial Statements               F-8 - F-24





































             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
    Bradley Pharmaceuticals, Inc.


We have audited the accompanying consolidated balance sheets of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the respon-sibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial state-ment presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations, and their consolidated shareholders' equity and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.




GRANT THORNTON LLP

Edison, New Jersey
February 23, 2000